UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 3, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2019, Ironwood Pharmaceuticals, Inc. (the “Company”) announced certain management changes in connection with, and, in certain instances, contingent upon successful completion of, the previously announced intent to separate its soluble guanylate cyclase (“sGC”) business from its commercial and gastrointestinal business into two independent, publicly traded companies (such sGC business following the planned separation, Cyclerion Therapeutics, Inc. (“Cyclerion”)).  On January 3, 2019, the Company entered into an agreement (the “Offer Letter”) with Mark Mallon, 56, to become an Executive Senior Advisor to the Company.  Mr. Mallon will be a full-time employee of the Company, initially responsible for performing such executive level duties and responsibilities as the Chair of the Governance and Nominating Committee of the Company’s board of directors (the “Board”) may assign.  In addition, the Company announced on January 4, 2019 that, upon successful completion of the separation, Peter M. Hecht, the Company’s current Chief Executive Officer, is expected to resign from that position, as well as his position as a member of the Board, and become, subject to approval by the board of directors of Cyclerion, Chief Executive Officer of Cyclerion and a member of its board of directors.  Upon Dr. Hecht’s departure from the Company and the completion of the separation, the Board has agreed to elevate Mr. Mallon to the position of Chief Executive Officer of the Company, subject to his satisfactory performance of his role as Executive Senior Advisor.  If Mr. Mallon becomes Chief Executive Officer of the Company, he will serve as a member of the Board, subject to the Board’s approval.

The Company will file an amendment to this current report on Form 8-K to report the date, when known, that Dr. Hecht will step down as the Company’s Chief Executive Officer and a member of the Board and that Mr. Mallon will assume the role of Chief Executive Officer of the Company and become a member of the Board, as applicable.

Mr. Mallon joined the Company on January 4, 2019.  Mr. Mallon was most recently a member of the senior executive team of AstraZeneca PLC (“AstraZeneca”) and led its strategic functions, Global Product and Portfolio Strategy, Global Medical Affairs, and Corporate Affairs. Since joining AstraZeneca in 1994, Mr. Mallon held a number of senior sales and marketing roles, including Executive Vice President, International from January 2013 to April 2017 and Executive Vice President, Global Product and Portfolio Strategy from August 2016 to present.  Mr. Mallon started his career in the biopharmaceutical industry in management consulting.  He earned his B.S. in chemical engineering from the University of Pennsylvania and his M.B.A. in marketing and finance from the Wharton School of Business.

Mr. Mallon will receive an initial base salary of $750,000 per year, and will have an individual bonus target of 75% of his base salary, subject to achievement of individual and corporate goals.  Mr. Mallon will receive a one-time bonus of $880,000 in connection with his joining the Company, subject to certain clawback provisions if Mr. Mallon terminates his employment for any reason or the Company terminates his employment for Cause (as defined in his executive severance agreement described below) within two years of his start date.  Consistent with the Company’s practice for all new employees, Mr. Mallon will receive an initial grant of stock options, with an aggregate Black-Scholes value equal to $1,000,000 at the time of grant, and restricted stock units, with an aggregate value of $1,000,000 at the time of grant, each for shares of the Company’s Class A common stock and granted under and pursuant to the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”).  The Offer Letter also provides that if Mr. Mallon becomes Chief Executive Officer of the Company, he will receive a grant of stock options with an aggregate Black-Scholes value equal to $2,500,000 at the time of grant and restricted stock units with an aggregate value of $2,500,000 at the time of grant, each for shares of the Company’s Class A common stock and granted under and pursuant to the 2010 Plan.  Subject to Mr. Mallon’s continued employment with the Company, (i) such stock options will vest over four years as to 25% of the shares on the first anniversary of Mr. Mallon’s start date and as to 1/48th of the total shares each month thereafter for the next 36 months, and (ii) such restricted stock units will vest as to 25% of the award on each approximate anniversary of the applicable grant date.  Mr. Mallon will also be eligible for certain relocation benefits, subject to certain clawback provisions if Mr. Mallon terminates his employment for any reason or the Company terminates his employment for Cause, in each case within 12 months following the payment date of his last relocation reimbursement.

In addition, the Company has entered into an indemnification agreement and an executive severance agreement with Mr. Mallon, the terms of each of which are consistent with the forms of indemnification agreement and executive severance arrangement described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2018 in connection with the Company’s 2018 annual meeting of stockholders and, with respect to the executive severance agreement, the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2018, such descriptions being incorporated herein by reference.  The severance arrangements in Mr. Mallon’s executive severance agreement are consistent with those described in such Company filings with the SEC as being applicable to Dr. Hecht.

There is no arrangement or understanding between Mr. Mallon and any other person pursuant to which he was selected as the Company’s Executive Senior Advisor or Chief Executive Officer or a member of the Board.  There is no family relationship between Mr. Mallon and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Mallon is not, and has not been since January 1, 2018, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The full text of the press release issued in connection with the announcement of the management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The foregoing descriptions of Mr. Mallon’s Offer Letter, indemnification agreement and executive severance agreement do not purport to be complete and are qualified in their entirety by the full text of the Offer Letter, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K, and the form of indemnification agreement and the form of executive severance agreement, which were filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the SEC on December 23, 2009 and Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2018, respectively.

This Current Report on Form 8-K contains forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the completion, timing, structure and terms of the proposed separation and the leadership and boards of directors of each of the Company and Cyclerion following the separation.  Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that the Company may not complete the separation on the terms or timeline currently contemplated, if at all; the risk that the management and boards of directors of the Company and Cyclerion will be different than currently contemplated; and the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2018, and in the Company’s subsequent SEC filings, including SEC filings related to the proposed separation. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated January 3, 2019, between Ironwood Pharmaceuticals, Inc. and Mark Mallon
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated January 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: January 4, 2019	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief Legal Officer and Secretary